Exhibit 5.1

March 3, 2015

Global Partners LP
GLP Finance Corp.

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Global Partners LP, a Delaware limited partnership (the “Partnership”), GLP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”), and Global Operating LLC, a Delaware limited liability company (“Global Operating”), Global Companies LLC, a Delaware limited liability company (“Global Companies”), Glen Hes Corp., a Delaware corporation (“Glen Hes”), Global Montello Group Corp., a Delaware corporation (“Global Montello”), Chelsea Sandwich LLC, a Delaware limited liability company (“Chelsea Sandwich”), Global Energy Marketing LLC, a Delaware limited liability company (“GEM”), Global Energy Marketing II LLC, a Delaware limited liability company (“GEM II”), Global CNG LLC, a Delaware limited liability company (“CNG”), Warren Equities, Inc., a Delaware corporation (“WEI”), Maryland Oil Company, Inc. (“Maryland Oil”, and together with Global Operating, Global Companies, Glen Hes, Global Montello, Chelsea Sandwich, GEM, GEM II, CNG and WEI, the “Delaware Guarantors”), Alliance Energy LLC, a Massachusetts limited liability company (“Alliance”), Bursaw Oil LLC, a Massachusetts limited liability company (“Bursaw”), Drake Petroleum Company, Inc., a Massachusetts corporation (“Drake”, and together with Alliance and Bursaw, the “Massachusetts Guarantors”), Cascade Kelly Holdings LLC, an Oregon limited liability company (the “Oregon Guarantor”), Global Partners Energy Canada ULC, an Alberta unlimited liability corporation (the “Alberta Guarantor”), Warex Terminals Corporation, a New York corporation (the “New York Guarantor”) and Puritan Oil Company, Inc., a New Jersey corporation (the “New Jersey Guarantor”, and together with the Delaware Guarantors, the Massachusetts Guarantors, the Oregon Guarantor, the Alberta Guarantor and the New York Guarantor, the “Guarantors”) with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) in connection with (i) the issuance by the Issuers of up to $375,000,000 aggregate principal amount of their 6.25% Senior Notes due 2022 (the “New

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Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $375,000,000  aggregate principal amount of the Issuers’ outstanding 6.25% Senior Notes due 2022 (the “Old Notes” and, together with the New Notes, the “Notes”) and (ii) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued pursuant to an Indenture dated as of June 24, 2014 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated September 24, 2014 and the Second Supplemental Indenture dated January 7, 2015 (collectively, the “Supplemental Indentures” and the Original Indenture, as so amended and supplemented, the “Indenture”), among the Issuers, the Guarantors and Deutsche Bank Trust Company Americas, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and such other certificates, statutes, documents and other instruments as we considered appropriate for purposes of the opinions expressed below.  In connection with rendering the opinions set forth below, we have assumed that (i) all signatures contained in all documents examined by us are genuine, (ii) all information contained in all documents reviewed by us is true and correct, (iii) the legal capacity of natural persons, (iv) all documents submitted to us as copies conform to the originals of those documents, (v) the Registration Statement and any amendments thereto (including post-effective amendments), will have become effective and (vi) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. We have relied, with the Issuers’ permission, upon the opinions of special counsel in the Commonwealth of Massachusetts, the State of Oregon, the Province of Alberta, Canada and the State of New Jersey, dated as of the date hereof and filed as Exhibits 5.2, 5.3, 5.4 and 5.5, respectively, to the Registration Statement, as to (i) the valid existence of the Massachusetts Guarantors, the Oregon Guarantor, the Alberta Guarantor and the New Jersey Guarantor and (ii) the due authorization, execution and delivery of the Indenture by the Massachusetts Guarantors, the Oregon Guarantor, the Alberta Guarantor and the New Jersey Guarantor and the performance of obligations thereunder (including the Guarantee as provided therein) by the Massachusetts Guarantors, the Oregon Guarantor, the Alberta Guarantor and the New Jersey Guarantor.

Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, (i) such New Notes will be legally issued and will constitute valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, and (ii) the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject in each case to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), the laws of the Commonwealth of Massachusetts, the laws of the State of Oregon, the laws of the Province of Alberta Canada and the federal laws of Canada applicable therein (“Alberta Law”) and the substantive laws of the State of New Jersey (“New Jersey Law”) and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. With respect to laws of the Commonwealth of Massachusetts, the laws of the State of Oregon, Alberta Law and New Jersey Law, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as set forth in such special counsels’ opinions filed as Exhibits 5.2, 5.3, 5.4 and 5.5, respectively, to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins LLP